UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
  SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   March 3, 2004

TOYS “R” US, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11609	22-3260693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Geoffrey Way, Wayne, New Jersey		07470
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including area code		(973) 617-3500

(Former name or former address, if changed since last report)

Item 5.	Other Events and Required FD Disclosure

On March 3, 2004, Toys “R” Us, Inc. announced an agreement with Office Depot, Inc. under which Office Depot will acquire 124 of the former Kids “R” Us stores for $197 million in cash plus the assumption of lease payments and other obligations.  The 124 stores include properties owned by Toys “R” Us, Inc. as well as stores with ground or operating leases.  This transaction is expected to close in phases over the next several months.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

( c )	Exhibits.

Exhibit 99.1

Press Release of Toys “R” Us, Inc., dated March 3, 2004.  This exhibit, which has been furnished solely for Item 12 of this Form 8-K, shall not be deemed filed for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 12.	Results of Operations and Financial Condition

On March 3, 2004, Toys “R” Us, Inc. issued a press release announcing the results of its fourth quarter and fiscal year ended January 31, 2004.  The press release is attached hereto as Exhibit 99.1.  This press release, which has been furnished solely for this Item 12, shall not be deemed filed for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Toys “R” Us, Inc.
(Registrant)

DATE March 3, 2004	BY	/s/ Louis Lipschitz
Louis Lipschitz
Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit Number

Description

99.1

Press Release of Toys “R” Us, Inc., dated March 3, 2004.  This exhibit, which has been furnished solely for Item 12 of this Form 8-K, shall not be deemed filed for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.